Exhibit 7.2

INTEREST IN SECURITIES OF THE ISSUER

NAME	NUMBER OF SHARES	% OF SHARES	VOTING	DISPOSITIVE
	OWNED	OWNED (1)	POWER	POWER
James Michael Wilson	86,397	1.7%	Sole	Sole
	21,350	0.4%	Shared	Shared (2)

Interstate Business Corporation	1,549,976	29.6%	Sole	Sole

Wilson Securities Corporation	545,673	10.4%	Sole	Sole

Wilson Family L.P.	21,350	0.4%	(2)	(2)

James J. Wilson	15,289	0.3%	Sole	Sole

Barbara A. Wilson	50	0.0%	Sole	Sole

Kevin J. Wilson	86,397	1.7%	Sole	Sole

Elizabeth W. Weber	86,397	1.7%	Sole	Sole

Thomas B. Wilson	86,397	1.7%	Sole	Sole

Mary P. Wilson	86,397	1.7%	Sole	Sole
	21,350	0.4%	Shared	Shared (2)

Brian J. Wilson	86,397	1.7%	Sole	Sole

(1)  Based on 5,229,954 common shares outstanding as of August 1, 2009, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

(2)  James Michael Wilson and Mary P. Wilson are General Partners of the Wilson Family L.P.  The management and control of the business and affairs of the partnership are vested jointly in the General Partners, thus each reporting person shares voting and dispositive power over Common Shares owned by the Wilson Family L.P.